First Quarter 2025 Shareholder Letter MAY 8, 2025 Exhibit 99.1

8 © 2025 | AURORA PROPRIETARY → Prove promise Increase value Become essential→ → Our focus now turns to proving the promise of the technology, increasing the value of our product for our customers, and ultimately becoming an essential partner in the freight industry A letter to shareholders After years of uncompromising commitment to safety, rigorous engineering, and disciplined execution, driverless trucks are on the road, operating commercially. Autonomous freight is no longer just a vision. It’s a reality and it’s powered by the Aurora Driver. This milestone is just the starting point for an incredible commercial journey. We have shown the technology is real. Our focus now turns to proving the promise of the technology, increasing the value of our product for customers, and ultimately becoming an essential partner in the freight industry. Along the way, we’ll underpin our customer adoption strategy with the focus and fiscal stewardship that enable us to build a sustainable and scalable business to realize our mission to deliver the benefits of self- driving technology safely, quickly, and broadly. 21Q25 SHAREHOLDER LETTER

Safety Case closed

To commence driverless operations, we needed to close the Safety Case for our Dallas to Houston launch lane. Our Safety Case Framework is a rigorous, evidence-based approach to confirming that our autonomous vehicles are acceptably safe to operate on public roads. We were the first in the industry to develop and publicly share a safety case framework for autonomous trucking. Safety cases have now been widely adopted by other autonomous vehicle developers. And we've continued to lead with transparency as the only company quantifying our progress through the Autonomy Readiness Measure (ARM) — a weighted measure of completeness across all claims of the Safety Case for our launch lane.


ARM
100%

With the closure of the remaining software and vehicle claims last month, ARM reached 100%. This means we have validated and approved for driverless operations our Verifiable AI software together with our launch trucks, which are equipped with our first-generation commercial hardware and redundant systems, including braking, steering, and power that enable safe operation without a human driver. We've built our safety case to support rapid capability and lane expansion, with just incremental validation needed for future development to support the scaling of our business.

Aligned with our commitment to transparency, we published our Driverless Safety Report. The report details when, where, why, and how the Aurora Driver operates safely — including risk management, redundancies, cybersecurity, remote assistance, and more. As we expand commercial operations, we remain committed to setting the standard for safe autonomous trucking operations.

Consistent with our collaborative approach with regulators, elected officials, and first responders, we proactively provide regular updates and confidentially briefed federal and state officials, including the Federal Motor Carrier Safety Administration, the National Highway Traffic Safety Administration, the National Transportation Safety Board, the Texas Department of Transportation, the Texas Department of Public Safety, and the Texas Department of Motor Vehicles, as well as local law enforcement,

Safety Case Framework

Top Level Claim
Aurora's self-driving vehicles are acceptably safe to operate on public roads

1. Proficient
The self-driving vehicle is acceptably safe during nominal operation

2. Fail-Safe
The self-driving vehicle is acceptably safe in presence of faults and failures

3. Continuously Improving
All identified potential safety issues posing an unreasonable risk to safety are evaluated, and resolved with appropriate corrective and preventative actions

4. Resilient
The self-driving vehicle is acceptably safe in case of reasonably foreseeable misuse and unadvoiable events

5. Trustworthy
The self-driving enterprise is trustworthy

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on our plans for driverless operations. These engagements demonstrate our belief that safety and transparency go hand in hand. By keeping the lines of communication open, we are fostering trust that not only supports our initial operations, but also lays the groundwork for long-term, scaled deployment across the country. We’re proud to have the support of Texas Governor Greg Abbott, who shared that he believes the Aurora Driver will further spur economic growth and job creation in Texas. At the same time, California Governor Gavin Newsom’s Administration recently released a draft regulatory framework for autonomous trucking, officially launching the rulemaking process in the state. This marks a meaningful step forward on the path to safe and broad deployment of this transformative technology. And at the federal level, we are further encouraged by the recent release of the National Highway Traffic Safety Administration’s new Automated Vehicle Framework, which aligns closely with Aurora’s safety-first, innovation- driven approach. Texas continues to attract emerging industries because we offer an environment that welcomes entrepreneurs and encourages innovation — key factors in Texas’ unmatched economic success. Texas ranks No. 1 for technology and innovation, and that continues as we welcome America’s first self-driving trucks. These new, autonomous semis on the I-45 corridor will efficiently move products, create jobs, and help make our roadways safer. Texas offers businesses the freedom to succeed, and Aurora Driver will further spur economic growth and job creation in Texas. Together through innovation, we will build a stronger, more prosperous Texas for generations.” —GREG ABBOTT, GOVERNOR OF TEXAS 41Q25 SHAREHOLDER LETTER

We believe the framework’s three guiding principles — prioritizing safety, unleashing innovation, and enabling commercial deployment — provide a much-needed foundation to harmonize today’s patchwork of state-level regulations and accelerate the safe rollout of autonomous vehicles nationwide. We’re encouraged to see such bipartisan support at both the state and federal level, which underscores a growing recognition of the safety and economic benefits autonomous trucking can bring to the U.S. Aurora remains com- mitted to working collaboratively with our federal and state policymakers and regulators to realize this shared vision. As part of DOT’s innovation agenda, our new framework will slash red tape and move us closer to a single national standard that spurs innovation and prioritizes safety.” —SEAN P. DUFFY, U.S. SECRETARY OF TRANSPORTATION 51Q25 SHAREHOLDER LETTER

Ushering in a new era of freight In addition to our confidence in the safety of the Aurora Driver, we have also seen strong on-road performance through our 100% Autonomy Performance Indicator (API) loads metric. During the first quarter, 95% of loads running our production release software for launch had a 100% API, exceeding our Commercial Launch estimate of 90%. For the first quarter in aggregate across software releases, 88% of loads had a 100% API. With this performance and the closure of our Safety Case, on April 27th Aurora Driver-powered trucks began regular driverless operations and are making commercial deliveries for Uber Freight and Hirschbach between Dallas and Houston. The Aurora Driver has completed over 4,000 driverless miles, already starting to prove the promise of our groundbreaking technology. To put that in perspective, that’s longer than the entire distance across the U.S. coast-to-coast. We have already expanded to two driverless trucks scheduled daily and we anticipate operating tens of trucks by the end of 2025. As we’ve discussed, we are deliberately starting with a crawl, walk, run approach, as our early efforts will be focused on exercising the full product suite to ensure a seamless product experience for our customers that clearly demonstrates its value proposition and continues to build trust with all of our stakeholders. We expect additional customers to begin driverless operations in the coming months. When Uber Freight and Aurora came together more than four years ago, we set out to transform the future of logistics — and today, that future is here. Moving autonomous commercial freight without anyone behind the wheel is a historic step forward in our mission to build a smarter and more efficient supply chain, and one we’re proud to lead alongside Aurora.” —LIOR RON, FOUNDER AND CEO, UBER FREIGHT Aurora’s transparent, safety-focused approach to delivering autonomous technology has always given me confidence they’re doing this the right way. Transforming an old school industry like trucking is never easy, but we can’t ignore the safety and efficiency benefits this technology can deliver. Autonomous trucks aren’t just going to help grow our business — they’re also going to give our drivers better lives by handling the lengthier and less desirable routes.” —RICHARD STOCKING, PRESIDENT AND CEO, HIRSCHBACH MOTOR LINES 61Q25 SHAREHOLDER LETTER

The Aurora Driver addresses major challenges the freight industry faces, including the structural driver shortage, persistently high turnover, and asset underutilization. We offer a solution that provides a scalable, stable driver supply, which we expect will nearly double truck utilization, and that will supplement traditional drivers. Importantly, the Aurora Driver never loses focus — prioritizing safety in every mile — and has the potential to deliver up to 32 percent better fuel economy. Our customers are not just adopting a new technology, they are getting early access to a transformative solution that we believe will redefine the movement of goods. By enhancing safety, mitigating labor constraints, and improving fuel efficiency, the Aurora Driver creates value not only for our customers but also for the public through safer roads, cleaner transportation, and faster and more cost effective freight. This should ultimately drive down costs for consumers. 71Q25 SHAREHOLDER LETTER

11,000+ Commercial Loads 3M+ Miles Across 100% On-Time (Aurora-Controlled Rate) Nearly Cumulative to-date 9/23/21 through 5/7/25, we have delivered: 81Q25 SHAREHOLDER LETTER

WERNER
WE KEEP AMERICA MOVING
Aurora

On the road to delivering more value

Today, the Aurora Driver is validated for driverless operations on one of the most significant freight corridors in the country, in daytime with clear weather conditions, hauling two trailer types, 53-foot dry vans and refrigerated trailers. Our Dallas to Houston launch lane represents a compelling commercial opportunity and a critical first step to prove the promise of our technology.

Building on this foundation, we expect to further expand our commercial lanes with driverless operations between Fort Worth and El Paso, and further extension to Phoenix, in the second half of 2025. To support this plan, last month we extended our Fort Worth to El Paso pilot with Werner to Phoenix, opening a 1,000+ mile autonomous lane. Self-driving trucks have the potential to cut single driver transit time in half on this route. This is a powerful use case that demonstrates how expanding driverless operations to lanes that exceed hours-of-service limitations for traditional truck drivers will unlock significant value for our freight customers.

> **At Werner, autonomous trucking is an integral part of our vision for the future, complementing planned growth in our fleet. Working with Aurora, we now have another capability to safely and reliably transport freight along some of the most vital lanes in our network. We are excited for the extended miles being added on the Fort Worth to Phoenix segment. As this transformative technology continues to expand, we are excited to see it help define enhanced logistics solutions."**
>
> —CHAD DITTBERNER, SENIOR VICE PRESIDENT VAN AND EXPEDITED DIVISION, WERNER ENTERPRISES

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Also in the second half of 2025, we plan to expand our operating domain to meaningfully increase the utilization of our self-driving trucks by validating night driving and operation in adverse weather conditions, including rainy conditions and heavy wind. 2025 Product Roadmap 101Q25 SHAREHOLDER LETTER

Scale-focused execution As we look further ahead, our OEM and Tier 1 partnerships are unmatched in the industry and we believe they position Aurora as the only company capable of deploying autonomous trucking at scale. While Commercial Launch represents the most significant milestone in Aurora’s history thus far, much of our team has remained focused on what comes next. We continue to make great progress with our partners on purpose-built self-driving platforms designed for high-volume production. And on the hardware front, our teams are working on our second and third generation commercial hardware kits to support our scaling and profitability ambitions. Our second generation kit brings exciting performance gains and importantly, we expect it to drive a step-function reduction in our hardware costs, which is a critical milestone on our path to self-funding. We have started to receive B-samples for testing from our contract manufacturer, Fabrinet. We also continue to make great progress with Continental on our third generation commercial hardware kit that we believe will unlock true scale on the order of tens of thousands of trucks. 111Q25 SHAREHOLDER LETTER

Entering our next chapter There have been countless pivotal moments along our journey, and now we can officially say — we did it. We set out with an audacious goal to bring safe, self-driving trucking to life, and that vision has become reality. We’ve developed and validated world-changing technology. We’ve formed industry-leading partnerships. We’ve earned the trust of the customers who move America’s goods and collaborated with government and safety leaders. And importantly, we’ve executed with integrity at every step. None of this would have been possible without the belief and dedication of our team, partners, and investors. This milestone marks the beginning of our commercial chapter, and it is also a powerful reflection of what makes Aurora the industry leader — the ability to imagine the future and deliver it. Thank you for being on this journey with us. Chris Urmson Co-founder & CEO 121Q25 SHAREHOLDER LETTER

David Maday CFO From the desk of our CFO During the first quarter of 2025, we continued to demonstrate strong fiscal discipline. First quarter 2025 operating expenses, including stock-based compensation (SBC), totaled $211 million. Excluding SBC of $34 million, operating expenses totaled $177 million, reflecting $153 million in R&D, primarily comprised of personnel costs as we continue to invest in our industry-leading autonomy technology, and $24 million in SG&A. We used approximately $142 million in operating cash during the first quarter of 2025 and capital expenditures totaled $8 million. This cash spend was meaningfully below our externally-communicated target, reflecting our continued commitment to fiscal prudence. In turn, we ended the first quarter with a very strong balance sheet, including nearly $1.2 billion in cash and short-term investments. This includes $68 million in net proceeds from the issuance of 10 million shares of Class A common stock through our at-the-market program during the first quarter. With this additional capital, as well as efficiencies we have found in the business and cash preservation decisions we have made, we now expect this liquidity to fund our operations into the fourth quarter of 2026. For the remainder of 2025, we continue to expect quarterly cash use of $175 - $185 million, on average. This reflects an increase in capital expenditures and continued development of our new hardware programs as we prepare to scale our business. With the achievement of our significant commercial launch milestone, our focus in 2025 now shifts to expanding our driverless operations to continue to prove the promise of the Aurora Driver technology and key cost reduction levers to support achieving our initial scaling and profitability ambitions. 131Q25 SHAREHOLDER LETTER

Cautionary statement regarding forward-looking statements This investor letter contains certain forward-looking statements within the meaning of the federal securities laws. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potential,” “indicative,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. All statements contained in this investor letter that do not relate to matters of historical fact should be considered forward- looking statements, including but not limited to, those statements around our future financial and operating performance, our ability to reduce costs and general expectations beyond that year, the safety benefits of our technology and product, our ability to achieve certain milestones around, and realize the potential benefits of, the development, manufacturing, scaling (including, but not limited to, the lane expansion strategy, fleet size and our product’s capabilities), and commercialization of the Aurora Driver and related services, including relationships and anticipated benefits with partners and customers, and on the timeframe we expect or at all, the anticipated benefits of next generation hardware kits, the market opportunity, our product’s ability to reduce fuel use and emissions, the anticipated impact of our product on the freight industry and economy, the expected future market size and our product’s compatibility therewith, our expected market share, the efficiency and effectiveness of our validation process, and profitability of our products and services, the regulatory tailwinds and framework in which we operate, our ability to comply with the current and future regulatory framework, and our expected cash use and cash runway. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Our projected quarterly cash use is based upon assumptions, including research and development and general and administrative activities, as well as capital expenses and working capital. For factors that could cause actual results to differ materially from the forward-looking statements in this investor letter, please see the risks and uncertainties identified under the heading “Risk Factors” section of Aurora Innovation, Inc.’s (“Aurora”) Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 14, 2025, and other documents filed by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025. All forward-looking statements reflect our beliefs and assumptions only as of the date of this investor letter. Aurora undertakes no obligation to update forward-looking statements to reflect future events or circumstances. 141Q25 SHAREHOLDER LETTER

Aurora Innovation, Inc. Condensed Consolidated Balance Sheets (unaudited) (in millions) March 31, 2025 December 31, 2024 Assets Current assets: Cash and cash equivalents $ 170 $ 211 Short-term investments 989 1,012 Other current assets 34 31 Total current assets 1,193 1,254 Property and equipment, net 105 104 Operating lease right-of-use assets 114 120 Acquisition related intangible assets 617 617 Other assets 42 43 Total assets $ 2,071 $ 2,138 Liabilities and Stockholders’ Equity Current liabilities: Operating lease liabilities, current $ 16 $ 16 Other current liabilities 109 89 Total current liabilities 125 105 Operating lease liabilities, long-term 99 105 Derivative liabilities 57 48 Other liabilities 5 5 Total liabilities 286 263 Stockholders’ equity: Common stock - $0.00001 par value, 51,000 shares authorized, 1,762 and 1,733 shares issued and outstanding, respectively — — Additional paid-in capital 6,351 6,232 Accumulated other comprehensive income — 1 Accumulated deficit (4,566) (4,358) Total stockholders’ equity 1,785 1,875 Total liabilities and stockholders’ equity $ 2,071 $ 2,138 151Q25 SHAREHOLDER LETTER

Aurora Innovation, Inc. Condensed Consolidated Statements of Operations (unaudited) (in millions, except per share data) Three Months Ended March 31, 2025 2024 Operating expenses: Research and development $ 182 $ 166 Selling, general and administrative 29 27 Total operating expenses 211 193 Loss from operations (211) (193) Other income (expense): Change in fair value of derivative liabilities (9) 12 Other income, net 12 16 Loss before income taxes (208) (165) Income tax expense — — Net loss $ (208) $ (165) Basic and diluted net loss per share $ (0.12) $ (0.11) Basic and diluted weighted-average shares outstanding 1,744 1,537 161Q25 SHAREHOLDER LETTER

Aurora Innovation, Inc. Condensed Consolidated Statements of Cash Flows (unaudited) (in millions) Three Months Ended March 31, 2025 2024 Cash flows from operating activities Net loss $ (208) $ (165) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 6 5 Reduction in the carrying amount of right-of-use assets 7 7 Stock-based compensation 34 36 Change in fair value of derivative liabilities 9 (12) Accretion of discount on investments (5) (8) Changes in operating assets and liabilities: Other current and non-current assets (1) (8) Operating lease liabilities (7) (6) Other current and non-current liabilities 23 1 Net cash used in operating activities (142) (150) Cash flows from investing activities Purchases of property and equipment (8) (8) Purchases of investments (288) (145) Maturities and sales of investments 315 254 Net cash provided by investing activities 19 101 Cash flows from financing activities Proceeds from issuance of common stock 85 3 Other financing activities (3) (1) Net cash provided by financing activities 82 2 Net decrease in cash, cash equivalents, and restricted cash (41) (47) Cash, cash equivalents, and restricted cash at beginning of the period 227 518 Cash, cash equivalents, and restricted cash at end of the period $ 186 $ 471 171Q25 SHAREHOLDER LETTER

Aurora Innovation, Inc. Non-GAAP Financial Information (unaudited) (in millions) The following table reconciles our as reported U.S. GAAP net loss to Non-GAAP adjusted EBITDA. Three Months Ended March 31, 2025 2024 Net loss $ (208) $ (165) Depreciation and amortization 6 5 Stock-based compensation 34 36 Change in fair value of derivative liabilities 9 (12) Other income, net (12) (16) Adjusted EBITDA $ (171) $ (152) Use of Non-GAAP Financial Information Our Non-GAAP Adjusted EBITDA excludes certain items we believe are not representative of continuing operations due to their non-recurring or non-cash nature. We believe Non-GAAP Adjusted EBITDA provides greater transparency to key metrics used by management in its evaluation of ongoing operations which allows investors to better evaluate our operating results. We define Adjusted EBITDA as net loss, the most directly comparable financial measure calculated in accordance with U.S. GAAP, adjusted to exclude the impacts of (i) income taxes, (ii) depreciation and amortization, (iii) stock-based compensation, (iv) changes in fair value of derivative liabilities, (v) goodwill impairment and (vi) other non-operating income and expenses. We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as management. However, Adjusted EBITDA is not a financial measure calculated in accordance with U.S. GAAP and should not be considered as a substitute for or superior to net loss, operating loss, or any other operating performance measure, which are calculated in accordance with U.S. GAAP. Using any such financial measure to analyze Aurora’s business would have material limitations because the calculations are based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find significant because they exclude significant expenses that are required by U.S. GAAP to be recorded in Aurora’s financial measures. In addition, although other companies in our industry may report measures titled Adjusted EBITDA, such financial measures may be calculated differently from how we calculate such financial measures, which reduces their overall usefulness as comparative measures. 181Q25 SHAREHOLDER LETTER